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                                                                   EXHIBIT 21

                       Subsidiaries of The AES Corporation
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SUBSIDIARY NAME                                     JURISDICTION OR INCORPORATION
---------------                                     -----------------------------
AES - MS Pty Ltd.                                   Australia
AES Acquisition Co. Ltd.                            Bermuda
AES Alamitos, L.L.C.                                Delaware
AES Allegheny, Inc.                                 Delaware
AES America's Holdings, Inc.                        Delaware
AES Americas International Holdings, Limited        Bermuda
AES Americas Investments, Inc.                      Delaware
AES Argentina Operations, Ltd.                      Cayman Islands
AES Argentina, Inc.                                 Delaware
AES Australia Holding B.V.                          Netherlands
AES Australian Energy Finance Pty Limited           Australia
AES Balboa, Inc.                                    Delaware
AES Bandeirante, Ltd.                               Cayman Islands
AES Barry Operations Ltd.                           United Kingdom
AES Barry, Ltd.                                     United Kingdom
AES Beaver Valley, Inc.                             Delaware
AES Borsodi Avamtermelo Kft                         Hungary
AES Brasil Ltda.                                    Brazil
AES Brazil Holdings, Inc.                           Delaware
AES Brazil International Holdings, Limited          Bermuda
AES Bucks County, Inc.                              Delaware
AES California Management Co., Inc.                 Delaware
AES Campos Novos Inc.                               Cayman Islands
AES Canada, Inc.                                    Delaware
AES Caribbean Holdings, Inc.                        Delaware
AES Caribbean Services, Inc.                        Delaware
AES Cayman Guaiba, Ltd.                             Cayman Islands
AES Cayman I                                        Cayman Islands
AES Cayman II                                       Cayman Islands
AES Cayman Islands Holdings, Ltd.                   Cayman Islands
AES Cayman Pampas, Ltd.                             Cayman Islands
AES Cemig Empreendimentos Inc.                      Cayman Islands
AES Cemig Funding Corporation                       Delaware
AES Cemig Holdings, Inc.                            Delaware
AES Chigen Company (L) Limited                      Malaysia
AES China Generating Co. Ltd.                       Bermuda
AES Connecticut Management, Inc.                    Delaware
AES Constructors, Inc.                              Delaware
AES Coral Reef, LLC                                 Cayman Islands
AES Deepwater, Inc.                                 Delaware
AES Distribucion Dominicana, Ltd.                   Cayman Islands
AES Dominican Holdings, Inc.                        Delaware
AES El Salvador, Ltd.                               Cayman Islands

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AES Electric Investments, Limited                   Bermuda
AES Elsta B.V.                                      Netherlands
AES Energen, Ltd.                                   Cayman Islands
AES Energy (Asia) Pte Ltd.                          Singapore
AES Energy Canada, Inc.                             Canada
AES Energy Mexico, Inc.                             Delaware
AES Energy of Colombia, Inc.                        Delaware
AES Energy, Ltd.                                    Bermuda
AES Engineering, Inc.                               Cayman Islands
AES Europe S.A.                                     France
AES Forca, Ltd.                                     Cayman Islands
AES FSC Corporation                                 Barbados
AES Gas Power, Inc.                                 Delaware
AES Global Power Holdings, B.V.                     Netherlands
AES GPH, L.L.C.                                     Delaware
AES Guaiba Empreedementos Ltda.                     Brazil
AES Guaiba II Empreedementos Ltda.                  Brazil
AES Harriman Cove, Inc.                             Delaware
AES Hawaii Management Company, Inc.                 Delaware
AES Hawaii, Inc.                                    Delaware
AES Hazleton, Inc.                                  Delaware
AES HGP, Inc.                                       Delaware
AES HLP, Inc.                                       Delaware
AES Holdings Limited                                Cayman Islands
AES Hungary Limited                                 United Kingdom
AES Intercon II, Ltd.                               Cayman Islands
AES Intercon, Ltd.                                  Cayman Islands
AES Interenergy, Ltd.                               Cayman Islands
AES International Development, Ltd.                 Cayman Islands
AES International Holdings II, Ltd.                 British Virgin Islands
AES International Holdings, Inc.                    Delaware
AES International Holdings, Ltd.                    British Virgin Islands
AES Investments II, Ltd.                            Cayman Islands
AES Investments Limited                             Cayman Islands
AES Jericoacoara Ltda.                              Brazil
AES Joshua Tree, Inc.                               Delaware
AES Juniata, Inc.                                   Delaware
AES Kingston, Inc.                                  Canada
AES Lal Pir Limited                                 Pakistan
AES Las Mareas, Inc.                                Delaware
AES Latin America, Inc.                             Delaware
AES Latrobe Valley, BV                              Netherlands
AES Light II, Inc.                                  Delaware
AES Light, Inc.                                     Delaware
AES Los Mina Finance Company                        Cayman Islands
AES Los Mina Holdings, Inc.                         Delaware
AES Mayan Holdings, S. de R.L. de C.V.              Mexico
AES Medway Electric Limited                         United Kingdom

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AES Medway Operations Limited                       United Kingdom
AES Merida B.V.                                     Netherlands
AES Merida III, S. de R. L. de C. V.                Mexico
AES Merida Management Services, S. de R.L. de C.V.  Mexico
AES Merida Operations                               Cayman Islands
AES Mexico Development, S. de R.L. de C.V.          Mexico
AES Mexico Farms, Inc.                              Delaware
AES Miskolc, Inc.                                   Delaware
AES Monterey, Inc.                                  Delaware
AES Mt. Stuart B.V.                                 Netherlands
AES Ocean Springs, Ltd.                             Cayman Islands
AES Oklahoma Management Co., Inc.                   Delaware
AES Orissa Operations Private Limited               India
AES Pak Gen (Pvt) Company                           Pakistan
AES Pak Gen Holdings, Inc.                          Mauritius
AES Pakistan (Holdings) Limited                     United Kingdom
AES Pakistan (Pvt) Ltd.                             Pakistan
AES Pakistan Holdings                               Mauritius
AES Pakistan Operations, Ltd.                       Delaware
AES Partington Ltd.                                 United Kingdom
AES Pasadena, Inc.                                  Delaware
AES Piedmont II, Inc.                               Delaware
AES Piedmont, Inc.                                  Delaware
AES Placerita, Inc.                                 Delaware
AES Power North, Inc.                               Delaware
AES Power, Inc.                                     Delaware
AES Prachinburi Holdings B.V.                       Netherlands
AES Rio Diamante, Inc.                              Delaware
AES Rio Ozama Holdings, Ltd.                        Cayman Islands
AES Riverside, Inc.                                 Delaware
AES San Nicolas, Inc.                               Delaware
AES Shady Point, Inc.                               Delaware
AES Silk Road Ltd.                                  United Kingdom
AES Silk Road, Inc.                                 Delaware
AES South City, L.L.C.                              Delaware
AES ST Ekibastuz, LLP                               Kazakhstan
Companhia Centro-Oeste de Distribuicao de
Energia Eletrica (D.B.A. "AES Sul")                 Brazil
AES Sul Distribuidora Gaucha de Energia S.A.        Brazil
AES Summit Generation Ltd.                          United Kingdom
AES Suntree Power Ltd.                              Ireland
AES Terneuzen Engineering B.V.                      Netherlands
AES Terneuzen Management Services B.V.              Netherlands
AES Thames, Inc.                                    Delaware
AES Transpower, Inc.                                Delaware
AES Transpower, Inc.                                Mauritius
AES Treasure Cove, Ltd.                             Cayman Islands
AES Trust I                                         Delaware

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AES Trust II                                        Delaware
AES Turbine Equipment, Inc.                         Delaware
AES Tyneside Ltd.                                   United Kingdom
AES UK Energy Holdings Ltd.                         United Kingdom
AES UK Holdings, Ltd.                               United Kingdom
AES Victoria Holdings BV                            Netherlands
AES Victoria Partners B.V.                          Netherlands
AES Warrior Run, Inc.                               Delaware
AES Western Maryland Management Co., Inc.           Delaware
AES WR Limited Partnership                          Delaware
AES Yucatan, S. de R.L. de C.V.                     Mexico
AES/Sonat Adelanto, Inc.                            Delaware
AES/Sonat Power, L.L.C.                             Virginia
AESEBA Funding Corporation                          Delaware
AESEBA S.A.                                         Argentina
Altai Power LLP                                     Kazakhstan
Anhui Liyuan - AES Power Co., Ltd.                  China
Australian Power Holdings                           Netherlands
Australian Power Partners B.V.                      Netherlands
Bitacora B.V.                                       Netherlands
Borsod Energetikia, Kft.                            Hungary
BV Partners                                         Delaware
Cavanal Minerals, Inc.                              Delaware
Central Termica San Nicolas S.A.                    Argentina
Cloghan Limited                                     Northern Ireland
Cloghan Point Holdings Limited                      Northern Ireland
CMS Generation San Nicolas Company                  Michigan
Coal Creek Minerals, Inc.                           Delaware
DOC Dominicana, S.A.                                Dominican Republic
DOC Guatemala S.A.                                  Guatemala
Dominican Power Metering, Ltd.                      Cayman Islands
Dominican Power Partners LDC                        Cayman Islands
Emerald Power Holdings C.V.                         Netherlands
Empresa Distribuidora de Energia Norte S.A.         Argentina
Empresa Distribuidora de Energia Sur S.A.           Argentina
European Power Holdings B.V.                        Netherlands
Gippsland                                           Australia
Global Power Holdings CV                            Netherlands
Hazelwood Finance Limited Partnership               Australia
Hefei Zhongli Energy Co. Ltd.                       China
Hidroelectrica Rio Juramento S.A.                   Argentina
Hidrotermica San Juan S.A.                          Argentina
Hunan Xiangci-AES Hydro Power Company Ltd.          China
Indian Queens Power Ltd.                            United Kingdom
Inversora AES Americas S.A.                         Argentina
Inversora de San Nicolas S.A.                       Argentina
Jiaozuo Wan Fang Power Company Ltd.                 China
Kingston Cogen Limited Partnership                  Canada

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Kingston Northern Lights, Inc.                      Canada
Kingston Power Partners, Inc.                       Canada
Kokomo Holdings Ltd.                                Cayman Islands
Loy Yang Finance Corporation Pty Ltd                Australia
Morwell                                             Australia
Mountain Minerals, Inc.                             Delaware
Mt. Stuart General Partnership                      Australia
Nogradszen Kft                                      Hungary
Northern/AES Energy, LLC                            Minnesota
Placerita Oil Co., Inc.                             Delaware
Sichuan Fuling Aixi Power Company Ltd.              China
Tau Power Holdings BV                               Netherlands
Terneuzen Cogen B.V.                                Netherlands
Tisza  Eromu Rt.                                    Hungary
Twin Rivers Power, Inc.                             Delaware
UK Asset Management Services, Ltd.                  United Kingdom
UK Energy Holdings Limited                          United Kingdom
UK Power Finance Ltd                                United Kingdom
Wuxi AES CAREC Gas Turbine Power Company Limited    China
Wuxi AES Zhong Hang Power Company Limited           China
Zarnowicka Elektrownia Gazowa S.A.                  Poland

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